Exhibit 10.1

AMENDMENT 1

TO

HELIUS MEDICAL TECHNOLOGIES, INC.

2022 Equity Incentive Plan

RECITALS

A.Helius Medical Technologies, Inc., a Delaware corporation (the “Company”) sponsors the Helius Medical Technologies, Inc. 2022 Equity Incentive Plan (the “Plan”).

B.The Plan is amended by this Amendment 1 (this “First Amendment”) in the following respects, effective from and after the date this First Amendment is approved by the stockholders of Helius Medical Technologies, Inc., in accordance with Section 7(b) of the Plan. Following such effective date, any reference to the “Plan” shall mean the Plan, as amended by this First Amendment. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan.

AMENDMENT

1.	Section 2 of the Plan is hereby amended by deleting subsection 2(a) of the Plan in its entirety and substituting the following in lieu thereof:

“Share Reserve. Subject to adjustment in accordance with Section 2(c) and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed the sum of: (i) 2,089,000 new shares, plus (ii) the number of Returning Shares, if any, as such shares become available from time to time. In addition, subject to any adjustments as necessary to implement any Capitalization Adjustments, such aggregate number of shares of Common Stock will automatically increase on January 1st of each year for a period of five years commencing on January 1, 2025 and ending on (and including) January 1, 2029, by an amount equal to 5% of the Fully Diluted Shares as of the last day of the preceding calendar year; provided, however that the Board may act prior to the effective date of any such annual increase to provide that the increase for such year will be a lesser number of shares of Common Stock.”

2.	Section 2 of the Plan is hereby amended by deleting subsection 2(b) of the Plan in its entirety and substituting the following in lieu thereof:

“Aggregate Incentive Stock Option Limit. Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustments as necessary to implement any Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 5,000,000 shares.”

3.	Except as set forth in this amendment, the Plan shall be unaffected hereby and shall remain in full force and effect.